Exhibit 10.1

Seventh Amendment to Transfer Agency and Service Agreement

THIS SEVENTH AMENDMENT (“Amendment”), effective as of May 10, 2021 (“Effective Date”), is to the Transfer Agency and Service Agreement made as of July 23, 2010, as amended, (the “Agreement”) by and between each of Aberdeen Australia Equity Fund, Inc., Aberdeen Asia-Pacific Income Fund, Inc., Aberdeen Global Income Fund, Inc., Aberdeen Japan Equity Fund, Inc., Aberdeen Income Credit Strategies Fund, The India Fund, Inc., Aberdeen Global Dynamic Dividend Fund, Aberdeen Global Premier Properties Fund, Aberdeen Total Dynamic Dividend Fund and Aberdeen Standard Global Infrastructure Income Fund (each, a “Company” and collectively, the “Companies”) and Computershare Trust Company, N.A. and Computershare Inc., (collectively, the “Transfer Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, each Company and the Transfer Agent are parties to the Agreement; and

WHEREAS, each Company and the Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Addition of Party and Amendment to Schedule A of the Agreement. Aberdeen Income Credit Strategies Fund is engaging the Transfer Agent to provide services to the preferred shares issued by Aberdeen Income Credit Strategies Fund and as such the Aberdeen Income Credit Strategies Fund Series A Perpetual Preferred Shares will be added to the Agreement and is included as a “Company” for all purposes. Schedule A of the Agreement is hereby amended to include the Aberdeen Income Credit Strategies Fund Series A Perpetual Preferred Shares.

2. Addition of Fee and Service Schedule to the Agreement. The Fee and Service Schedule for Stock Transfer Services, attached hereto, for the Aberdeen Income Credit Strategies Fund Series A Perpetual Preferred Shares, is hereby added to the Agreement.

3. Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Trust Company, N.A.
Computershare Inc.

On Behalf of Both Entities

By: /s/ Dennis V. Moccia

Name: Dennis V. Moccia

Title: Senior Manager, Contract Operations

Aberdeen Asia-Pacific Income Fund, Inc.
Aberdeen Australia Equity Fund, Inc.

Aberdeen Global Income Fund, Inc.
The India Fund, Inc.

Aberdeen Japan Equity Fund, Inc.
Aberdeen Income Credit Strategies Fund
Aberdeen Global Dynamic Dividend Fund
Aberdeen Global Premier Properties Fund
Aberdeen Total Dynamic Dividend Fund

Aberdeen Standard Global Infrastructure Income Fund

Aberdeen Income Credit Strategies Fund Series A Perpetual Preferred Shares

By: /s/ Lucia Sitar

Name: Lucia Sitar
Title: Vice President

SCHEDULE A

Aberdeen Asia-Pacific Income Fund, Inc.
Aberdeen Australia Equity Fund, Inc.

Aberdeen Global Income Fund, Inc.
The India Fund, Inc.

Aberdeen Japan Equity Fund, Inc.
Aberdeen Income Credit Strategies Fund
Aberdeen Global Dynamic Dividend Fund
Aberdeen Global Premier Properties Fund
Aberdeen Total Dynamic Dividend Fund

Aberdeen Standard Global Infrastructure Income Fund

Aberdeen Income Credit Strategies Fund Series A Perpetual Preferred Shares